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                                                                  Exhibit 23(c)



STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com


                                January 15, 2002

VIA EDGAR TRANSMISSION
----------------------

Board of Directors
GE Life and Annuity
 Assurance Company
6610 West Broad Street
Richmond, VA 23230

          Re:  GE Life and Annuity Assurance Company -
               Registration Statement on Form S-1
               ---------------------------------------

Ladies and Gentlemen:

          We hereby consent to the reference to our name under the caption "Legal Matters" in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed by GE Life and Annuity Assurance Company for the market value adjustment feature of certain scheduled purchase payment variable deferred annuity contracts (File No. 333-67902). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP



                                        By: /s/ Stephen E. Roth
                                            -------------------
                                            Stephen E. Roth